UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021

DXC TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons , Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 245-9675

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	New York Stock Exchange
2.750% Senior Notes Due 2025	DXC 25	New York Stock Exchange
1.750% Senior Notes Due 2026	DXC 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, Neil A. Manna resigned his position as Senior Vice President, Corporate Controller and Principal Accounting Officer of DXC Technology Company (the “Company”) effective June 2, 2021. He will remain employed with DXC until July 2, 2021.

The Company has appointed Christopher A. Voci, age 49, to serve as Senior Vice President, Corporate Controller and Principal Accounting Officer of the Company, effective June 3, 2021.

Mr. Voci recently served as Senior Vice President, Controller and Chief Accounting Officer for CACI International Inc. from November 2018 to June 2021. From 2016 to November 2018, Mr. Voci served as Vice President, Controller and Chief Accounting Officer of Orbital ATK (subsequently purchased by Northrop Grumman). Prior to that, he spent eleven years at Air Products and Chemicals, Inc. (“APD”). While at APD from 2004 to 2015, Mr. Voci was Global Controller Industrial Gases from 2014 to 2015, Global Controller Merchant Gases from 2011 to 2014, Director, Financial Planning & Analysis from 2007 to 2011 and Global Healthcare Controller from 2004 to 2007. Mr. Voci served as Senior Manager, Audit and Risk Advisory Services at KPMG LLP from 2002 to 2004 and in various roles at Arthur Andersen LLP from 1994 to 2002.

Mr. Voci holds an MBA from The Wharton School, University of Pennsylvania and a BS in accounting from Villanova University. He is a certified public accountant.

In connection with Mr. Voci’s appointment as the Company’s Corporate Controller and Principal Accounting Officer, Mr. Voci will receive compensation that includes an annual base salary of $525,000, annual bonus eligibility with a target amount of 90% of base salary and a cash sign-on bonus of $450,000. Mr. Voci will also be eligible to receive equity awards each fiscal year with an aggregate value equal to 120% of base salary with termination-related vesting provisions consistent with those in the Company’s current award agreements, and an inducement equity grant in the form of restricted stock units (“RSUs”) with a grant-date value equal to $800,000, vesting subject to Mr. Voci’s continued employment in three equal installments on the first, second and third anniversaries of the grant date, and with terms and conditions generally consistent with those applicable to fiscal 2022 RSUs granted to other senior executive officers of the Company. Mr. Voci will generally be eligible to participate in employee benefit plans and programs maintained by the Company, including the Company’s Severance Plan for Senior Management and Key Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated: June 2, 2021	By:	/s/ Zafar A. Hasan
	Name:	Zafar A. Hasan
	Title:	Vice President and Head of Corporate Legal, Corporate Secretary